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                                                                    EXHIBIT 23.1


                                    ARTHUR
                                   ANDERSEN



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation of our report dated September 10, 1997 (except with respect to the matter discussed in Note 10, as to which the date is December 9, 1997), incorporated by reference in this Form 10-K/A, into the Company's previously filed Registration Statement Files Nos. 33-90086, 33-90088, 33-90090 and 33-90092 on Form S-8 and No. 333-16241 on Form S-3.



                                             /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP


Chicago, Illinois
December 9, 1997